                 SECURITIES  AND  EXCHANGE  COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) - September 20, 1994



                       MELLON  BANK  CORPORATION
           (Exact name of registrant as specified in charter)




       Pennsylvania                    1-7410              25-1233834
(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)              File Number)       Identification No.)



                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania            15258
                   (Address of principal executive offices)  (Zip code)



 Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.    OTHER EVENT

Mellon Bank Corporation (the "Corporation") announced an increase in the quarterly cash dividend and a three-for-two split of the Corporation's Common Stock.

The Corporation's increased its Common Stock dividend by 21% to 67.5 cents per share on a pre-split basis, payable on November 15, 1994 to shareholders of record at the close of business on October 31, 1994.

The Corporation also announced a three-for-two stock split of its Common Stock which is being structured as a special dividend of one additional share of Common Stock being paid on every two outstanding shares of its Common Stock. The additional shares resulting from the split will be distributed on November 15, 1994 to holders of record on November 1, 1994.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number          Description

 99.1           Mellon Bank Corporation's Press Release, dated
                September 20, 1994, announcing an increase in the Corporation's Common Stock dividend and a three-for-two stock split of its Common Stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MELLON BANK CORPORATION



Date:  September 21, 1994          By: James M. Gockley

                                          James M. Gockley
                                     Assistant General Counsel
                                           and Secretary

                             EXHIBIT INDEX



Number        Description                      Method of Filing

99.1       Press Release dated                 Filed herewith
           September 20, 1994